CERTIFICATION


     Pursuant to 18 U.S.C. Section 1350, I, William J. Eckert, IV, Chief Accounting Officer of PRUCO Life Insurance Company of New Jersey, hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2002, containing the financial statements of PRUCO Life of New Jersey Variable Contract Real Property Account (a separate account of PRUCO Life Insurance Company of New Jersey) and The Prudential Variable Contract Real Property Partnership (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PRUCO Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: March 27, 2003


                                        /s/ William J. Eckert, IV
                                        -------------------------------
                                        Name:  William J. Eckert, IV
                                        Title: Chief Accounting Officer



     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.